Exhibit 21

Subsidiaries of the Registrant

As of December 31, 2004

Entity Name	State of Inc./ Formation/ Partnership
THE DIRECTV GROUP, INC.	DE
DTV Realty, Inc.	DE
DTV Services Company	DE
Hughes Electronics International Corporation	DE
Hughes Foreign Sales Corporation	US Virgin Isl.
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
DIRECTV Customer Services, Inc.	DE
DIRECTV, Inc.	CA
DIRECTV Programming Holdings I, Inc.	DE
DIRECTV Programming Holdings II, Inc.	DE

DIRECTV Merchandising, Inc.	DE
DIRECTV Operations, LLC.	CA
USSB II, Inc.	MN
DTV Telecommunications & Space Company	DE
DTV Communications, Inc.	CA
DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
California Broadcast Center, LLC	DE
DIRECTV Mexico Holdings, LLC	DE
DIRECTV Trinidad Limited	Trinidad/Tobago
DTVLA WC, Inc.	DE
DIRECTV Latin America, LLC	DE
Galaxy Latin America Argentina S.r.L.	Argentina Partnership
Galaxy Latin America Venezuela, S.r.L.	Venezuela
GLA Brasil Ltda.	Brazil Partnership
Galaxy Latin America Brasil Ltda.	Brazil
Galaxy Latin America Investments, LLC	Brazil
TV Capital Participacoes Ltda.	Brazil Partnership
Galaxy Brasil Ltda.	Brazil Partnership
Galaxy de Colombia, Ltda.	Colombia
Galaxy Entertainment de Argentina, S.A.	Argentina
Galaxy Entertainment de Venezuela, C.A.	Venezuela
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
Satelites de Puerto Rico Ltd.	BVI
Servicios Galaxy Sat III R, C.A.	Venezuela
SurFin Ltd.	Bahamas
Dish Placement Services, Ltd.	Bahamas
White Holding, B.V.	Netherlands
News America DTH TechCo. Inc.	DE
DTH TechCo Partners	FL
Sky Latin America Partners	DE
Sky Latin America LLC	DE

Entity Name	State of Inc./ Formation/ Partnership
Sky Entertainment Programming Latin America, LLC	DE
SESLA, Inc.	DE
Sky Multi-Country Partners	DE
Sky Argentina DTH Management LLC	DE
Sky Argentina DTH Holdings LLC	DE
Sky Argentina S.C.A.	Argentina
Sky Sistemas Argentina SRL	Argentina
Sky Venezuela DTH Holdings LLC	DE
Sky Entertainment Venezuela SA	Venezuela
Sky Chile DTH Holdings LLC	DE
Sky Chile Television Directa al Hogar CPA	Chile
Sky Chile Television Directa al Hotar Ltda.	Chile
Multi-Country DTH Holdings Ltd.	Cayman
Sky Colombia S.A.	Colombia
Hughes Communications Galaxy, Inc.	CA
Hughes Communications Satellite Services, Inc.	CA
DTVI TWO, Inc.	CA

Hughes Network Systems, LLC	DE
HNS Europe Limited	UK
Hughes Network Systems (UK) Limited	UK
HNS License Sub Limited	UK
Hughes Network Systems, Inc.	DE

First HNS Mauritius Ltd.	Mauritius
Goldman Agent Private Limited (India)	India

HNS-India VSAT, Inc.	DE
Hughes Escorts Communications Limited	India
Ceycom Global Communications Ltd.	Sri Lanka
HNS-India, Inc.	DE
HNS-Mauritius Holdings	Mauritius
Escorts Motors Ltd.	India

HNS Participacoes e Empreendimentos Ltda. (Brasil)	Brazil
HNS-Shanghai, Inc.	DE
HNS Americas Comunicacoes Ltda.	Brazil
Hughes Telecomunicacioes do Brasil Ltda.	Brazil
Hughes International de Mexico, S.A. de C.V.	Mexico
HNS de Mexico, S.A. de C.V.	Mexico
Hughes Network Systems (Beijing) Co., Ltd.	Beijing
Hughes Network Systems Europe Limited	UK
Hughes Network Systems Limited (UK)	UK
Hughes Network Systems GmbH	Germany
Hughes Network Systems S.r.L.	Italy
Hughes Network Systems India Limited	India
Hughes Network Systems International Service Company	DE
Hughes Network Systems Limited (HK)	Hong Kong
P.T. Hughes Network Systems (Indonesia)	Indonesia